UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2009

AIRVANA, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-33576	04-3507654
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19 Alpha Road Chelmsford, MA	01824
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 250-3000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On November 23, 2009, Airvana, Inc. (“Airvana”) entered into an agreement (the “Amendment”) with Ericsson AB, as successor owner of Nortel Networks Inc.’s CDMA business, amending certain provisions of the Development and Purchase and Sale Agreement for CDMA High Data Rate (1xEV-DO) Products, dated as of October 1, 2001, by and between Airvana and Nortel Networks Inc. (“Nortel”), which was assigned to Ericsson AB in connection with the purchase of Nortel’s CDMA business by Ericsson AB’s affiliate, Telefon AB L.M. Ericsson.  Under the Amendment, Airvana and Ericsson AB agreed to pricing for Airvana’s subsequent 1xEV-DO software products and upgrade that are currently available and based upon mutually agreed specifications.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Airvana, Inc.
Date: November 25, 2009	By:	/s/ Jeffrey D. Glidden
Jeffrey D. Glidden
Vice President, Chief Financial Officer (Principal Financial Officer)